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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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First State Bancorporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST STATE BANCORPORATION
7900 JEFFERSON NE
ALBUQUERQUE, NEW MEXICO 87109

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 29, 2004

TO THE SHAREHOLDERS OF FIRST STATE BANCORPORATION:

     The annual meeting of shareholders of First State Bancorporation, a New Mexico corporation (“Company”), will be held on Thursday, June 3, 2004, at 9:00 a.m. Mountain Daylight Time at the Courtyard by Marriott, Journal Center, 5151 Journal Center Boulevard NE, Albuquerque, New Mexico, for the following purposes:

1.	To elect three directors to hold office for a term ending at the 2007 annual meeting or until their successors are duly elected and qualified.

2.	To ratify the appointment of KPMG LLP as independent auditors for the year ending December 31, 2004.

3.	To transact any other business which may properly come before the meeting or any adjournment.

     All shareholders of record on the Company’s transfer books as of the close of business on April 29, 2004, are entitled to vote at the annual meeting. A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any Company shareholder at 7900 Jefferson NE, Albuquerque, New Mexico, for purposes germane to the annual meeting, during normal business hours for a period of ten days prior to the annual meeting. Please read the attached proxy statement carefully. PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD AUTHORIZING REPRESENTATIVES OF THE COMPANY’S MANAGEMENT TO VOTE ON YOUR BEHALF AT THE MEETING.

By the order of the Board of Directors
FIRST STATE BANCORPORATION

Michael R. Stanford
President and Chief Executive Officer

PROXY STATEMENT
FIRST STATE BANCORPORATION
7900 JEFFERSON NE
ALBUQUERQUE, NEW MEXICO 87109

April 29, 2004

INTRODUCTION

     This proxy statement is being furnished in connection with the solicitation by the Board of Directors of First State Bancorporation (the “Company”) of proxies to be voted at the Annual Meeting of Shareholders (the “Meeting”) to be held on June 3, 2004, at 9:00 a.m. Mountain Daylight Time in the Courtyard by Marriott, Journal Center, 5151 Journal Center Boulevard NE, Albuquerque, New Mexico, and at any adjournment thereof. This proxy statement and the enclosed form of proxy are first being sent to shareholders beginning on or about May 10, 2004.

     The Board of Directors has fixed the close of business on April 29, 2004, as the record date for determining shareholders who are entitled to notice of, and to vote at, the Meeting. At the close of business on April 16, 2004, the most recent date prior to the printing of this proxy statement for which information is available, there were 7,647,318 shares of the Company’s Common Stock (the “Common Stock”) outstanding and entitled to vote at the Meeting. Holders of shares of Common Stock may cast one vote for each share on each matter of business properly brought before the Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Meeting. Shareholders are not allowed to cumulate votes in the election of directors.

     To be effective, properly signed and dated proxies must be returned prior to the Meeting. The shares represented by your proxy will be voted in accordance with your instructions. However, if no instructions are given, your shares will be voted in favor of (i) the nominees for directors proposed by the Board of Directors, (ii) ratification of the appointment of KPMG LLP as independent auditors for the year ending December 31, 2004, and (iii) in the discretion of the named proxies on any other matters that may properly come before the meeting. The Board of Directors of the Company is not aware of any other business to be presented at the Meeting. If any other matters come before the Meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

     The Company can conduct business at the Meeting only if holders of a majority of the shares of Common Stock entitled to vote are present at the Meeting, either in person or by proxy. Assuming a quorum has been reached, the affirmative vote of the majority of the shares represented in person or by proxy and entitled to vote is necessary to elect directors and ratify the appointment of auditors.

     Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker non-votes will also be counted for quorum purposes. Broker non-votes will have the same effect as a vote to withhold authority in the election of directors. Abstentions and broker non-votes will have the same effect as a vote against the ratification of auditors.

SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) at the Annual Meeting of the Company in the year 2005 must be received at the principal executive offices of the Company, 7900 Jefferson, NE, Albuquerque, New Mexico 87109 on or before December 31, 2004, in order to be considered for inclusion in the year 2005 proxy statement and proxy.

     The Company’s Restated Articles of Incorporation require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act (including nominations of persons for election to the Company’s Board of Directors) must be submitted, in accordance with the requirements of the Restated Articles of Incorporation, not less than 35 days nor more than 50 days before the date of the 2005 Annual Meeting, except that if less than 45 days notice or prior public disclosure of the date of the 2005 Annual Meeting is given or made to shareholders, proposals must be received not later than the close of business on the tenth day following the day on which notice of the 2005 Annual Meeting is mailed or public disclosure of the date of such meeting is made. To be in proper written form, a shareholder’s notice must set forth the matter to be brought before the meeting or all information required to be disclosed in solicitation of proxies for election of directors, or as otherwise required by applicable law. The shareholder must comply with applicable requirements of the Exchange Act. A notice of nomination of persons for election to the Board of Directors must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

REVOCABILITY OF PROXY

     Any shareholder giving a proxy may revoke it at any time prior to the Meeting either by submitting a later-dated proxy or by providing notice of revocation to the Secretary of the Company at the address above. Shareholders with proper documentation may vote all their eligible shares if they are personally present at the Meeting. When a shareholder votes at the Meeting, his or her vote will revoke any proxy previously granted by the shareholder.

EXPENSE AND MANNER OF SOLICITATION

     In addition to solicitation by mail, proxies may be solicited by appropriate means, including in person or by telephone or telegram, by directors, officers, and employees of the Company and its wholly owned subsidiary First State Bank N.M. (“First State Bank”) who will not receive compensation for their soliciting activities. Arrangements also will be made with brokerage houses and other custodians, nominees, and fiduciaries that are record holders of the Common Stock to forward proxy-soliciting material to the beneficial owners of such stock, and the Company will reimburse such record holders for their reasonable expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

     All of the shares of Common Stock represented by valid proxies received from shareholders will be voted for the nominees for directors named below, unless authority to do so is withheld. Each nominee for director has consented to his nomination and to serve if elected. If any nominee is unable to serve, the proxies will be voted to elect any other person as director whom the Board of Directors recommends in the place of that nominee.

Nominees for Election at 2004 Annual Meeting

     Certain biographical information, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. The current authorized number of Directors of the Company is ten, including one vacancy. Proxy holders will vote for the three nominees listed below. The vacancy on the Board, created by resignation of a director elected to serve until the 2005 annual meeting, may be filled subsequent to the 2004 annual meeting by the Directors in accordance with applicable law and the Company’s by-laws. Because of provisions in the Company’s Restated Articles of Incorporation on the nomination of and terms of directors, no nomination for the vacancy on the Board will be accepted at the 2004 annual meeting. The Directors nominated herein will serve until the 2007 annual meeting and until their successors are duly elected and qualified. Unless otherwise stated, the principal occupation of each nominee has been the same for the past five years.

Name	Age	Position with Company
H. Patrick Dee	49	Executive Vice President, Chief Operating Officer, Treasurer, and Director

Leonard J. DeLayo, Jr.	55	Chairman of the Board

Bradford M. Johnson	53	Director

     H. Patrick Dee has been a Director of the Company since 1991 and presently serves as Executive Vice President, Chief Operating Officer, and Treasurer of the Company, and President and Chief Operating Officer of First State Bank, a position he has held since May 2001. Mr. Dee serves on the Executive Committee. From December 1991 to May 2001, Mr. Dee was Executive Vice President of First State Bank. Prior to joining the Company, Mr. Dee spent four years with New Mexico Banquest Corporation and, after its acquisition by Livingston & Co. Southwest, LP in 1988, with National Bank of Albuquerque. In 1989, Mr. Dee became Senior Vice President and Chief Financial Officer of Livingston & Co. Southwest, LP. Mr. Dee is a certified public accountant. See “Certain Business Relationships — Operations Building.”

     Leonard J. DeLayo, Jr., a Director of the Company since November 1993, was elected Chairman of the Board in July of 2000. In addition to his other duties, Mr. DeLayo is Chairman of the Executive Committee. Mr. DeLayo has previously served as a member of the Company’s Audit and Compensation Committees. Mr. DeLayo served as a director of First State Bank from 1988 to January 1992. Mr. DeLayo has been engaged in a general corporate and commercial law practice in New Mexico since 1974 and is the President and sole shareholder of Leonard J. DeLayo, Jr., P.C., which currently provides legal services to the Company and First State Bank as retained counsel. Mr. DeLayo was elected to the Albuquerque Public Schools Board of Education in 1987 and has served five terms as President. See “Certain Business Relationships — Legal Services.”

     Bradford M. Johnson, a Director of the Company since November 1993, is President of Heron Hill Corporation, a private company engaged in investments and financial consulting. Mr. Johnson serves on the Audit Committee and Executive Committee and is Presiding Director for meetings of the Company’s independent directors. Mr. Johnson is a member of the New York Society of Security Analysts and the Financial Services Analysts Association.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
THE SHAREHOLDERS VOTE FOR THE NOMINEES
FOR THE BOARD OF DIRECTORS

Current Directors Serving until 2005 Annual Meeting

Name	Age	Position with Company
Douglas M. Smith, M.D.	70	Director

Herman N. Wisenteiner	73	Director

     Douglas M. Smith, M.D., a Director of the Company since November 1993, is a Board Certified radiologist and the owner/general partner of The Historic Taos Inn, Taos, New Mexico. Dr. Smith is Chairman of the Nominating Committee. Dr. Smith is the co-founder and former President of Palm Beach Imaging, Inc., West Palm Beach, Florida, and a former member of the Board of Directors of the PIE Medical Insurance Co., a physician-owned medical malpractice insurance company headquartered in Cleveland, Ohio. Dr. Smith received an MBA from Case Western Reserve University in 1982.

     Herman N. Wisenteiner, a Director of the Company since November 1993, is President and Chief Executive Officer of Horn Distributing Company, a real estate holding company that he founded in 1971 in Santa Fe, New Mexico. Mr. Wisenteiner is Chairman of the Compensation Committee. In addition to his many civic activities in northern New Mexico, Mr. Wisenteiner was also Chairman and Chief Executive Officer of CLX Exploration Inc., a publicly traded oil and natural gas exploration and production company headquartered in Denver, Colorado from 1984 to 1993 and served as a Director of First Interstate Bank, Santa Fe, New Mexico from 1980 to 1993. See “Certain Business Relationships — Santa Fe Branch Location.”

     Kevin L. Reid, a Director of the Company, resigned effective January 16, 2004.

Current Directors Serving until 2006 Annual Meeting

Name	Age	Position with Company
Michael R. Stanford	51	President, Chief Executive Officer, and Director

Nedra Matteucci	54	Director

Lowell A. Hare	53	Director

A. J. (Jim) Wells	64	Director

     Michael R. Stanford, a Director of the Company since its organization in 1988, is President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of First State Bank since 1992. Mr. Stanford’s entire career has been in the banking industry. Prior to joining First State Bank in 1987, Mr. Stanford spent five years with New Mexico Banquest Corporation as Senior Vice President in charge of loan administration. In addition to his other duties, Mr. Stanford is a member of the Executive Committee. Mr. Stanford serves on the board of directors of the Denver Branch of the Federal Reserve Bank of Kansas City and is involved in a variety of leadership positions in civic organizations and associations. See “Certain Business Relationships — Operations Building.”

     Nedra Matteucci, a Director of the Company since October 2003, is President of Matteucci Galleries, Inc., which does business as Nedra Matteucci Galleries and Morningstar Gallery in Santa Fe, New Mexico. Nedra Matteucci Galleries is one of the largest galleries in the United States dealing in 19th and 20th Century American Art. Morningstar Gallery specializes in museum quality Native American art. Ms. Matteucci is owner of Nedra Matteucci Fine Art located in Santa Fe, New Mexico specializing in contemporary Southwestern art. She serves on the Company’s Compensation Committee and the Nominating Committee. She has served on First State Bank’s Santa Fe Advisory Board since 1998 and was a member of the Board of Directors of the Bank of America, New Mexico from 1991 to 1996. She is active in civic affairs on a local and national level and has been an officer and director of numerous non-profit community organizations. In accordance with applicable law and the Company’s Restated Articles, she was elected by the Board of Directors to fill a vacancy for an unexpired term.

     Lowell A. Hare, a Director of the Company since December 2002, is Vice President and Chief Financial Officer and a Director of Journal Enterprises, Inc. of Albuquerque, New Mexico, a publishing and real estate development company. Mr. Hare is a Certified Public Accountant and a member of the Audit Committee and the Nominating Committee. Mr. Hare previously was Executive Vice President and Chief Financial Officer and a Director of Energy Management Company and a Senior Tax Manager with Arthur Andersen, LLP in their Denver and Salt Lake City offices. Mr. Hare is active on a number of community boards and commissions.

     A.J. (Jim) Wells, a Director of the Company since August 2002, is currently President and Chairman of two boards governing Telluride Mountain Village roads, utilities, common areas, conference center, and gondola operations and is a consultant to the Telluride Ski & Golf Resort. Mr. Wells is Chairman of the Audit Committee. He is also a member of the Executive Committee. Mr. Wells previously served as a Town Councilman in Avon, Colorado, and President of Telluride Ski & Golf Company. Mr. Wells is an inactive certified public accountant.

     Nedra Matteucci replaced Marshall G. Martin during 2003. Mr. Martin became an employee of the Company on September 15, 2003. See “Executive Officers of the Company.”

     There are no family relationships among any of the directors, officers, or key employees of the Company.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

     KPMG LLP has been the Company’s independent auditors since 1988 and has been approved by the Audit Committee and the Board of Directors to continue in that capacity in 2004.

The following table presents fees billed during 2003 and 2002 for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements and for other services rendered by KPMG LLP.

	2003	2002
Audit fees	$173,000	$305,000
Audit related fees(1)	67,000	9,000

Audit and audit related fees	$240,000	$314,000
Tax fees(2)	38,000	31,000
All other fees(3)	—	73,000

Total fees	$278,000	$418,000

(1)	Audit related fees consisted principally of assistance related to the Sarbanes-Oxley Act in 2003 and the audit of financial statements of the Company’s employee benefit plan.

(2)	Tax fees consisted of fees for tax consultations and tax compliance services.

(3)	All other fees consist primarily of assistance with system penetration security.

     A proposal to ratify the appointment of KPMG LLP will be presented to the shareholders at the annual meeting. Representatives of KPMG LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

THE COMPANY’S BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS
VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF
KPMG LLP

INFORMATION WITH RESPECT TO STANDING COMMITTEES OF THE BOARD
OF DIRECTORS AND MEETINGS

     The Board of Directors held one retreat devoted to corporate governance and board responsibilities and six meetings during the year ended December 31, 2003. Each incumbent director attended 75% or more of the meetings of the Board of Directors and committees on which the director served.

     The Board of Directors has the following standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

     The Executive Committee members are Michael R. Stanford, Bradford M. Johnson, A. J. Wells, H. Patrick Dee, and Leonard J. DeLayo, Jr. (Chairman). The Executive Committee met once during 2003. The Executive Committee meets periodically to consider issues in advance of the meetings of the entire Board of Directors, makes recommendations to the Board of Directors concerning such issues and may, under New Mexico law, act on certain issues for the Board. It has been the practice of the Executive Committee to only act with the expectation that any Executive Committee action will be ratified by the Board.

     The Audit Committee members are Bradford M. Johnson, Lowell A. Hare, and A. J. Wells (Chairman). Douglas A. Smith served on the Audit Committee during 2003, but stepped down from the committee in January 2004 after appointment to the Nominating Committee. The Audit Committee held six meetings during the year ended December 31, 2003. All members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards. The Audit Committee appoints the independent auditor, pre-approves audit and non-audit services, and assists the Board in fulfilling its oversight responsibilities in regard to the integrity of the Company’s financial reporting process and systems of internal controls, the independence and performance of the Company’s independent auditors and internal audit department, and other matters. A copy of the Charter for the Audit Committee appears on the Company’s website at www.fsbnm.com “Investor Relations.”

     The Board of Directors has determined that three audit committee financial experts, as defined under applicable rules, serve on its Audit Committee. They are: Bradford M. Johnson, Lowell A. Hare, and A. J. Wells.

     The Audit Committee Report pursuant to Item 306 of Regulation S-K promulgated by the SEC under the Securities Act of 1933 and the Exchange Act appears in this proxy statement.

     The Compensation Committee members are Nedra Matteucci and Herman N. Wisenteiner (Chairman). Until January 16, 2004, Mr. Kevin Reid also served on the Committee. The Committee held six meetings during the year ended December 31, 2003. The purpose of the Compensation Committee is to determine the compensation and benefits for executive officers of the Company. Each member of the Compensation Committee is a non-employee director and the Board of Directors has determined that Mr. Wisenteiner and Ms. Matteucci are independent as defined in Rule 4200(a)(15) of the NASD listing standards.

     Prior to January 16, 2004, the Board of Directors acted as the Nominating Committee. Thereafter the members of the Nominating Committee are Lowell A. Hare, Nedra Matteucci, and Douglas M. Smith, M.D. (Chairman). The purpose of the Nominating Committee is to select candidates for nomination for election or to fill vacancies on the Board of Directors in accordance with Restated Articles of Incorporation and By-laws. A copy of the charter for the

Nominating Committee is attached hereto as Appendix A and a copy appears on the Company’s website at www.fsbnm.com “Investor Relations.” All members of the Nominating Committee are independent as defined in Rule 4200(a)(15) of the NASD listing standards.

     No Compensation Committee Interlocks. During 2003, none of the Company’s executive officers served on the Board or Compensation Committee of another entity which had one of its executive officers serve as a director of the Company or a member of the Company’s Compensation Committee.

CORPORATE GOVERNANCE

     The Board of Directors and management are committed to maintaining a corporate governance structure that meets or exceeds the requirements of the Sarbanes-Oxley Act of 2002 and the NASD listing rules requiring director and committee independence, a code of conduct for officers, directors and employees, and other corporate governance requirements. The Company has filed with the NASD the required certification that the Company has complied with the director and committee independence requirements and code of conduct requirements. The following corporate governance measures have been in place or are now in place:

     Code of Ethics for Executive Officers. The Company’s Chief Executive Officer and Chief Financial Officer and all executive officers of the Company must execute the Company’s Code of Ethical Conduct for Senior Executive Officers, which has been filed with the Securities Exchange Commission and posted on the Company’s website at www.fsbnm.com “Investor Relations.”

     NASD Corporate Governance Rules. The Company has adopted a Code of Conduct for Officers, Directors and Employees as required for continued listing by NASD. The Code of Conduct is posted on the Company’s website at www.fsbnm.com “Investor Relations.”

     The Company complies with the board of director and committee independence listing standards required by NASD. The Board of Directors has determined that it is composed of a majority of independent directors, and that the present membership of its Audit, Compensation, and Nominating committees are independent within the definition of NASD Rule 4200(a)(15).

     It has scheduled regular meetings of independent directors. The Board of Directors has elected Bradford M. Johnson as Presiding Director for meetings of independent directors. The Company’s Audit, Compensation, and Nominating Committees are composed of independent directors. Its Audit Committee has audit committee financial experts as defined by Securities and Exchange Commission rules. The Audit Committee and Nominating Committee have charters which are posted on the Company’s website at www.fsbnm.com “Investor Relations.”

     Under the Audit Committee’s Charter, the Committee must approve all related party transactions (see “Certain Business Relationships”) as required by NASD.

     The Nominating Committee, Nominating Process and Procedure for Shareholder Contact with Board of Directors. The Company has a Nominating Committee, which was appointed January 16, 2004, and is composed of independent directors. Prior to that date all directors participated in the consideration of directors nominated, except that the recommendation of Ms. Matteucci to fill a vacancy in 2003 was made by members of the Compensation Committee who were designated to act as a Nominating Committee for that vacancy. Under its Charter the Committee considers the following as minimum standards for selecting a nominee for election as a director: extensive business experience, accounting or legal experience, civic and business accomplishments, an established reputation in or knowledge of the locations and markets in which the Company operates, educational attainments, demonstrated skills, and the highest personal and professional integrity. These minimum standards have been used by the Board of Directors in evaluating potential candidates for the Board of Directors before appointment of the Nominating Committee.

     The Committee does not have a policy with respect to the Nominating Committee’s consideration of director candidates recommended by security holders. The Committee feels that it should not have such a policy without thorough evaluation of the requirements of such a policy and the impact of such a policy permitting security holders to recommend candidates on the nomination of directors with the background and market knowledge that current directors possess. The Restated Articles of Incorporation of the Company provide for a procedure to be followed by any shareholder who wishes to nominate at an annual meeting a person to be elected as a director. This procedure is described under “Shareholder Proposals” above. To date no security holder has made nominations under this provision of the Restated Articles and there are no other procedures for nomination of candidates by security holders. The Company has not utilized the assistance of any third party to identify or evaluate candidates for nomination to its Board of Directors.

     Prior to 2004, the evaluation and nominating function was performed by the Board of Directors or by the Compensation Committee acting as a Nominating Committee, and the methods used to identify and evaluate candidates for nomination varied. Generally they included the identification of the prospective director by an officer or director, informal interviews to determine knowledge of and standing in the Company’s markets, and discussion among directors concerning the skills, experience, or attributes of the candidate.

     The nominees standing for election at the 2004 Annual Meeting are standing for re-election.

     Process for Security Holders to Send Communications to the Board of Directors. The Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board and any of the Directors c/o Secretary, P.O. Box 3686, Albuquerque, New Mexico 87190. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual Directors within a reasonable time after their receipt. A copy of this procedure is posted on the Company’s website at www.fsbnm.com “Investor Relations”.

     Attendance at Annual Meeting. The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of shareholders. The Company has always encouraged its directors to attend its annual meeting. In 2003, nine directors attended the Company’s annual meeting of shareholders.

COMPENSATION OF DIRECTORS

     For the year ended December 31, 2003, the Chairman of the Board of Directors was paid an annual fee of $12,000 and a per-meeting fee of $1,500 for board meetings and $750 for committee meetings. Committee Chairs of the Audit Committee and the Compensation Committee were paid an annual fee of $10,000 and each director who is not an employee of the Company (the “Outside Directors”) was paid an annual fee of $8,000. Outside Directors, other than the Chairman, were paid per meeting fees of $1,250 for board meetings, and $750 for committee meetings, and were reimbursed for expenses incurred in attending meetings of the Board of Directors and the committee meetings of the Board of Directors.

CERTAIN BUSINESS RELATIONSHIPS

Credit Transactions

     The executive officers, directors, and principal shareholders of the Company and First State Bank, and members of their immediate families and businesses in which these individuals hold controlling interests, are customers of First State Bank and it is anticipated that such parties will continue to be customers of First State Bank in the future. Credit transactions with these parties are subject to review by First State Bank’s Board of Directors and, commencing in 2004, by the Company’s Audit Committee. All outstanding loans and extensions of credit by First State Bank to these parties were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2003, the aggregate balance of First State Bank’s loans and advances under existing lines of credit to these parties was approximately $17.0 million or 1.38% of First State Bank’s total loans. All payments of principal and interest on these loans are current. These loans represented 12.86% of the Company’s equity as of December 31, 2003. Prohibitions of loans to directors or executive officers under Section 402(a) of the Sarbanes-Oxley Act of 2002 do not apply to loans made or maintained by First State Bank to Company officers and directors since First State is a financial institution insured by the F.D.I.C. and its loan activity is subject to the insider lending restrictions of the Federal Reserve Act.

Legal Services

     Mr. DeLayo was a director of First State Bank from 1988 through January 1992 and was a director of the Santa Fe Bank from March 1993 to June 1994. He was appointed as a director of the Company in November 1993, and elected chairman of the board in July 2000. Mr. DeLayo acts as general counsel to the Company. Mr. DeLayo and his firm, Leonard J. DeLayo, Jr., P.C., are involved in representing the Company in loan, collection, and various other matters. The Company paid Mr. DeLayo’s firm approximately $360,000, $273,000, and $290,000 for its services in 2003, 2002, and 2001, respectively.

     Marshall G. Martin was elected to the Board as a director in June 1997 and resigned as a director in 2003 upon becoming an officer of the Company. Mr. Martin was a partner in the firm of Hinkle, Hensley, Shanor & Martin, LLP, which served as the Company’s corporate counsel until September 15, 2003. The Company paid Hinkle, Hensley, Shanor & Martin, LLP, approximately $75,000, $145,000, and $51,000 for its services in 2003, 2002, and 2001, respectively.

Santa Fe Branch Location

     The Downtown Santa Fe location was constructed on land owned by Horn Distributing Company. Mr. Herman Wisenteiner, a director of the Company, is the principal shareholder of Horn Distributing Company. The Company entered into a lease with Horn Distributing Company in 1995 for an initial term of 15 years that expires on December 31, 2010. Lease payments were approximately $74,000 for 2003, $72,000 for 2002, and $70,000 for 2001. In the opinion of management, the lease is on terms similar to other third-party commercial transactions in the ordinary course of business.

Operations Building

     On March 9, 1999, the Company sold certain undeveloped real estate to the Journal Center Office Group, LLC for approximately $543,000. The Company purchased this property for approximately $529,000 on March 14, 1998. Kevin L. Reid, formerly a director of the Company, controls a corporation which is the managing member of the Journal Center Office Group, LLC, which together with Messrs. Stanford and Dee, C.E.O. and C.O.O., of the Company, respectively, and certain other officers of First State Bank, own approximately 92.94% of the equity interest in the Journal Center Office Group, LLC. Subsequent to such sale, the Journal Center Office Group, LLC, constructed a 27,567 square foot facility on the property. On October 1, 1999, First State Bank entered into a lease agreement with the Journal Center Office Group, LLC, with respect to approximately 23,118 square feet in the building. The term of such lease is 15 years and the annual rental payments are approximately $20.03 per square foot. The Company paid the Journal Center Office Group, LLC, $502,000, $492,000, and $467,000 for the years ended December 31, 2003, 2002, and 2001, respectively, in rent in respect of such lease. The Board of Directors approved the transaction in 1998. In the opinion of management, this transaction and the related lease are on terms similar to other third-party transactions in the ordinary course of business.

New Operations Building — Pan Am Building

     On September 1, 2003, the Company entered into a lease with Pan Am 25 LLC for the rental of approximately 50,340 square feet of a 61,000 square foot newly constructed building composed of office and warehouse space in Albuquerque, New Mexico. Reid Investments, Inc., a corporation whose principal owner is Kevin L. Reid, owns 38.8% of Pan Am 25 LLC. The lease is for a primary term of 10 years, with two 5-year extensions. Notice of renewal for each extension is due 5 years before the termination date. Rental for the 30,000 square feet of office space is $12.75 per square foot and rental for the warehouse space is $6.50 per square foot, totaling annual rental of approximately $515,000. The Company paid Pan Am 25 LLC $192,000 as lease payment for the year ended December 31, 2003. The Audit Committee reviewed the lease and has approved the lease of the new operations building as comparable to other third-party, arms-length transactions in the ordinary course of business and as fair to the Company. The Board of Directors ratified the Audit Committee’s approval of the transaction. Mr. Reid resigned from the Board of Directors on January 16, 2004.

Renovation of Firestone Building — New Santa Fe Branch

     On August 18, 2003, the Company entered into a construction contract with Reid & Associates, a Company whose principal owner is Kevin L. Reid, for the renovation of a 9,500 square foot building located near the Plaza in downtown Santa Fe at the approximate cost of $105 per square foot. The structure will become the Company’s principal Santa Fe office. Due to unexpected conditions discovered during renovation, the finished cost of construction is expected to be $120 - $122 per square foot. The cost of construction is generally less than other similar renovation work done for the Company by other contractors in recent renovations. The Audit Committee reviewed the construction contact and ratified it as being comparable to similar transactions in the ordinary course of business and as fair to the Company. The Board of Directors ratified the Audit Committee action.

Denver, Colorado Loft Residence Lease

     The Company has entered into a lease for the rental of a 1,787 square foot residential loft in downtown Denver, Colorado with Stanford Family Trust, LLC, whose managing members are Michael R. Stanford, C.E.O. of the Company, and his wife. The lease also provides for parking for two Company vehicles in the loft’s parking garage. The lease term commences November 15, 2003, and renews on a year-to-year basis with an automatic renewal unless the Company gives 90 days notice of termination prior to the renewal. The Stanford Family Trust may terminate the lease on 30 days notice. Monthly lease payments for the loft are approximately $3,000 in monthly installments, with annual escalations of 2.5%. The Company pays an additional $130 per month for the two parking spaces in the loft garage. The Stanford Family Trust pays all utilities, taxes, insurance, and loft association fees. The Company installed a communications line at its expense. Mr. Stanford spends a portion of every other week in Colorado as part of the management of the First Community Bank division of the Company. Other management employees use the loft on a comparable basis. The loft is occupied more than 80% of its total occupancy by management employees, including Mr. Stanford, on the Company’s business. It is also used for Company related entertainment. The Company pays approximately 80% of the Stanford Family Trust’s debt service and other costs. The Company paid the Stanford Family Trust, LLC approximately $3,000 for the year ended December 31, 2003, and it was occupied more than 90% of the period by employees on Company business. The Audit Committee reviewed and approved the lease of the loft as comparable to other third-party, arms-length transactions in the ordinary course of business and as fair to the Company. The Board of Directors ratified the Audit Committee’s approval of the transaction.

VOTING SECURITIES AND PRINCIPAL HOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2004, by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such owners, the Company believes that the stockholders listed below have sole investment and voting power with respect to their shares. Unless otherwise indicated, the address of such person is the Company’s address, 7900 Jefferson NE, Albuquerque, New Mexico 87109.

	Number of Shares		Percentage of
Name	Owned		Shares Owned (1)
Beneficial owners of more than 5% of the outstanding Common Stock:
Banc Funds
208 S. LaSalle Street
Chicago, IL 60604	454,001		5.94%

St. Denis J. Villere & Company, LLC
210 Baronne Street, Suite 808
New Orleans, LA 70112	410,450		5.37%

Directors and Executive Officers:
Michael R. Stanford	120,473	(2)	1.57%
H. Patrick Dee	78,810	(3)	1.03%
Leonard J. DeLayo, Jr.	104,103		1.36%
Bradford M. Johnson	247,012		3.23%
Douglas M. Smith, M.D.	37,000		*
Herman N. Wisenteiner	17,533		*
Lowell A. Hare	2,800		*
A. J. Wells	—		—
Nedra Matteucci	13,627		*
Theresa A. Gabel	22,799	(4)	*
James E. Warden	13,440	(5)	*
Thomas E. Bajusz	—		—
Christopher C. Spencer	5,659		*
Marshall G. Martin	2,176		*
All executive officers and directors as a group (14 persons)	665,432		8.60%

*	Less than 1%

(1)	Percentage of ownership is based on 7,647,318 shares of Common Stock outstanding as of March 31, 2004. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of Common Stock if that person has or shares voting power or investment power with respect to that Common Stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, voting power is the power to vote or direct the voting of shares and investment power is the power to dispose or direct the disposition of shares.

(2)	Includes 30,000 shares that are subject to options that are exercisable at $11.50 per share, 7,500 option shares exercisable at $6.00 per share, and 16,030 unit shares held in the deferred compensation plan.

(3)	Includes 15,000 shares that are subject to options exercisable at $11.50 per share and 5,250 option shares that are subject to an option exercisable at $6.00 per share.

(4)	Includes 1,438 shares that are subject to options that are exercisable at $5.60 per share, 12,600 shares that are subject to an option exercisable at $11.50 per share, and 7,500 option shares that are subject to an option exercisable at $16.08 per share.

(5)	Includes 2,345 shares that are subject to options that are exercisable at $5.60 per share and 6,000 option shares that are subject to options exercisable at $11.50 per share.

EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company, their positions, and their respective ages (as of April 29, 2004) are as follows:

Name	Position	Age
Michael R. Stanford	President, Chief Executive Officer, and Director	51

H. Patrick Dee	Executive Vice President, Chief Operating Officer, Treasurer, and Director	49

Theresa A. Gabel	Senior Vice President of Human Resources and Communications	55

James E. Warden	Senior Vice President of Branch Administration and Retail Services	46

Thomas E. Bajusz	Senior Vice President and Chief Credit Officer	50

Christopher C. Spencer	Senior Vice President, Chief Financial Officer and Chief Accounting Officer	46

Marshall G. Martin	Executive Vice President, Secretary, and Corporate Counsel	65

Each officer of the Company serves at the discretion of the Board of Directors subject to the terms of their employment agreements. See “Employment Agreements.” Unless otherwise stated, the principal occupation of each executive officer has been the same for the past five years.

Michael R. Stanford. See “Current Director Serving until 2006 Annual Meeting.”

H. Patrick Dee. See “Nominees for Election at 2004 Annual Meeting.”

Theresa A. Gabel, Senior Vice President of Human Resources and Communications of the Company since 2002, joined First State Bank in 1989 and became an Executive Officer of the Company in 2002. Ms. Gabel is also an Executive Vice President of First State Bank and a member of First State Bank’s Board of Directors. Prior to joining the Company, Ms. Gabel spent three years with Southwest National Bank.

James E. Warden, Senior Vice President of Branch Administration and Retail Services of the Company since 2002, joined First State Bank in 1989 and became an Executive Officer of the Company in 2002. Mr. Warden is also an Executive Vice President of First State Bank and a member of First State Bank’s Board of Directors. Prior to joining the Company, Mr. Warden spent three years with ABQ Bank as a Vice President/Cashier.

Thomas E. Bajusz, Senior Vice President and Chief Credit Officer of the Company, joined the Company in 2002. Mr. Bajusz is also an Executive Vice President of First State Bank and a member of First State Bank’s Board of Directors. Prior to joining the Company, Mr. Bajusz spent three years with Fifth Third Bank as a Senior Vice President and Head of the Corporate Lending Division and spent approximately two years with Civitas Bank as a Senior Vice President and Chief Credit Officer. Mr. Bajusz has been in the banking industry for 27 years.

Christopher C. Spencer, Senior Vice President and Chief Financial Officer of the Company, joined the Company in February 2003. Mr. Spencer is also a Senior Vice President and Chief Financial Officer of First State Bank and a member of First State Bank’s Board of Directors. Prior to joining the Company, Mr. Spencer was a senior manager with KPMG LLP in its Albuquerque office. Mr. Spencer joined KPMG LLP in 1982. Mr. Spencer has been actively involved in the Albuquerque community for many years serving on several non-profit boards.

Marshall G. Martin, Executive Vice President and Corporate Counsel, and Secretary, joined the Company in September 2003. Prior to joining the Company he was a senior partner in Hinkle, Hensley, Shanor & Martin, LLP, and was the Company’s principal corporate counsel. He served on the Company’s Board of Directors from June 1997 until his employment as corporate counsel. Mr. Martin is involved in a variety of civic organizations and activities.

There are no family relationships among any of the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

     The following tables set forth the compensation paid by the Company to the Chief Executive Officer and the five other most highly compensated executive officers of the Company who received in excess of $100,000 in cash compensation.

	Annual Compensation				Long Term Compensation
					Stock	Restricted
					Options	Stock
Name & Principal Position	Year	Salary ($)	Bonus ($)	Other ($)(1)	Granted (#)	Granted ($) (2) (3)
Michael R. Stanford	2003	$325,000	$60,000	$50,731	45,000	$340,130
President and Chief	2002	$300,000	$60,000	$28,710	—	—
Executive Officer	2001	$264,632	$87,500	$13,194	—	—
H. Patrick Dee	2003	$220,000	$41,000	$41,987	28,000	$107,245
Executive Vice President and Chief Operating	2002	$205,000	$41,000	$11,136	—	—
Officer, and Treasurer	2001	$184,375	$61,250	$11,370	—	—
Theresa A. Gabel	2003	$115,833	$11,154	$3,640	—	—
Senior Vice President of Human	2002	$98,443	$6,157	$3,385	—	—
Resources and Communication
James E. Warden	2003	$115,833	$10,075	$11,190	—	—
Senior Vice President of Branch	2002	$99,000	$6,732	$6,741	—	—
Administration and Retail Services
Thomas E. Bajusz	2003	$157,916	$11,363	$2,343	—	—
Senior Vice President
and Chief Credit Officer
Christopher C. Spencer	2003	$142,083	—	$6,042	—	—
Senior Vice President
and Chief Financial Officer

(1)	Includes insurance premiums paid by the Company on behalf of the employee, amounts contributed by the Company to the employees’ 401k plan, company vehicle usage, and dues.

(2)	All Restricted stock awards are valued as of the date of grant as follows: 1,500 shares granted on June 6, 2003 at $26.03 (Mr. Stanford 1,000 shares and Mr. Dee 500 shares) which vest 20% over five years; and 13,000 shares granted on October 31, 2003 at $31.41 (Mr. Stanford 10,000 shares and Mr. Dee 3,000 shares) which vest 25% over four years. Dividends are paid on the restricted stock.

(3)	The total number of shares of restricted stock held on December 31, 2003 and the market value based on the closing market price of the Company’s common stock of $34.75 per share on that date, were as follows: Mr. Stanford, 11,000 shares, $382,250; and Mr. Dee, 3,500 shares, $121,625.

Aggregated Option Exercises in Fiscal Year
and Fiscal Year-End Options Value

			Number of
			Unexercised Options	Value of In-the-Money
			at 12/31/03 (#)	Options at 12/31/03 ($) (1)
	Shares Acquired on	Value	Exercisable /	Exercisable /
Name	Exercise (#)	Realized ($)	Un-exercisable	Un-exercisable
Michael R. Stanford	74,200	1,595,880	37,500/ 45,000	$913,125/ $150,300

H. Patrick Dee	37,625	818,005	20,250/ 28,000	$499,688/ $93,520

Theresa A. Gabel	—	—	22,538/ —	$504,043/ —

James E. Warden	3,750	84,000	8,345/ —	$207,857/ —

(1)	The closing price of the Company’s Common Stock on December 31, 2003, was $34.75 per share.

Option/SAR Grants in Last Fiscal Year
(Individual Grants)

	Number of	Percent of total
	securities	options/SARs
	underlying	granted to
	options/SARs	employees in	Exercise or base		Grant Date
Name	granted (#)	fiscal year	price ($/Sh)	Expiration Date	Present Value (1)
Michael R. Stanford	45,000	61.64%	$31.41	10/31/2013	$450,000

H. Patrick Dee	28,000	38.36%	$31.41	10/31/2013	$280,000

(1)	Options were valued using the Black-Scholes option-pricing model, which generates a theoretical value based upon certain factors and assumptions. Therefore, the value, which is calculated, is not intended to predict future prices of the Company’s Common Stock. The actual value of a stock option, if any, is dependent on the future price of the stock, overall stock market conditions, and continued service with the Company. The grant date present value has not been adjusted for the impact of income tax to the option holder. There can be no assurance that the values reflected in this table or any other value will be achieved. In addition to the stock value at the date of grant and the exercise price, the following assumptions were used to calculate the values in the table: dividend yield of 1.37%; volatility of 25.95%; risk-free interest rate of 3.19%; and expected lives of 5 years.

Executive Insurance

     The Company has key-person insurance policies on each of Messrs. Stanford and Dee. Under these policies, First State Bank is named as beneficiary of $480,000 of term life insurance on Mr. Stanford and $360,000 of term life insurance on Mr. Dee.

     In 2001, the Company purchased bank owned life insurance on nineteen officers, including Messrs. Stanford, Dee, Warden, and Ms. Gabel. In 2002, First State Bank purchased bank owned life insurance on twenty officers, including Mr. Bajusz. In 2003, Mr. Spencer was included in the bank owned life insurance coverage. First State Bank is the beneficiary of the policies with the officers entitled to a death benefit equal to one and one half times the officer’s salary as long as he or she is employed with First State Bank. At December 31, 2003, the cash surrender value of the life insurance was $19.1 million.

Employment Agreements

     The Company has Executive Employment Agreements (“Agreements”) with Michael R. Stanford and H. Patrick Dee, (“Executives”). The Company also has employment agreements with Christopher C. Spencer, Thomas E. Bajusz, Theresa A. Gabel, James E. Warden, and Marshall G. Martin (“Officers”).

     The Agreements’ terms for the Executives are for three years and are automatically renewable unless the Company gives notice of non-renewal at least sixty days prior to the Agreements’ three-year anniversary date. The Agreements provide for an Executive’s Termination for Cause, termination other than for cause and benefits on termination, resignation, death or disability following a Change in Control. Termination for Cause exists if an Executive willfully fails to devote his full time to the Company’s business (other than due to illness, incapacity, vacations and incidental civic activities, and personal time), is convicted of a felony or crime involving dishonesty or breach of trust, participates in an act of fraud or theft, or makes unauthorized disclosures of confidential information resulting in significant injury to the Company or is the subject of state or federal regulatory action or is a substantial causative factor for such actions. In the event the Company terminates an Executive for cause, he is to receive earned but unpaid Base Salary and earned and unpaid Annual Bonus for the fiscal year preceding the year of termination and cash equivalents of any earned Fringe Benefits. Resignation and termination of an Executive’s employment by death or disability prior to a Change of Control entitles the Executive or his estate to payment of earned but unpaid Base Salary and earned and unpaid Annual Bonus for the fiscal year preceding the year of termination and cash equivalents of any earned Fringe Benefits. In the event the Company terminates an Executive other than for Cause, the Executive is to receive earned but unpaid Base Salary and earned and unpaid Annual Bonus for the fiscal year preceding the year of termination and cash equivalents of any earned Fringe Benefits, plus severance benefits in an amount equal to two times an Executive’s Base Salary and most recent Annual Bonus, and continuation of participation in the Company’s Fringe Benefits. The severance amounts are payable over the two year period in accordance with the Company’s normal payroll practices.

     Under the terms of the Agreements, if during the twenty-four month period following a Change in Control, an Executive is terminated, resigns or employment is terminated by death or disability, the Executive is to receive in a lump sum payment the following: earned but unpaid Base Salary and earned and unpaid Annual Bonus for the fiscal year preceding the year of employment termination and cash equivalents of any earned Fringe Benefits, plus severance benefits in an amount equal to three times his Base Salary and most recent Annual Bonus, continuation of participation in all Company Fringe Benefits and any options to purchase the Company’s stock shall become fully vested and non-forfeitable.

“Change of Control” is defined to have occurred upon the following:

     (i) A person (as that term is used in Section 13d of the Exchange Act of 1934) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares of the Company having twenty five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company without the prior approval of at least two-thirds of the members of the Board unaffiliated with that person;

     (ii) Persons who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least two-thirds of all directors at any time during the period, unless the election of any new or replacement directors was approved by a vote of at least a majority of the members of the Board in office immediately before the period and of the new and replacement directors so approved;

     (iii) The adoption of any plan or proposal to liquidate or dissolve the Company; or

     (iv) Any merger or consolidation of the Company unless thereafter (1) directors of the Company immediately prior thereto continue to constitute at least two-thirds of the directors of the surviving entity or transferee, or (2) the Company’s securities continue to represent or are converted into securities that represent more than 80 percent of the combined voting power of the surviving entity or transferee.

An Executive gains no rights under the Agreements if he, or any group of which the Executive is a member, is the person whose acquisition constituted the Change of Control.

     “Base Salary” is an Executive’s annual salary as set by the Compensation Committee of the Board of Directors of the Company. “Annual Bonus” is the bonus amount determined for each fiscal year as determined by the Compensation Committee of the Board of Directors of the Company. “Fringe Benefits” are the fringe, welfare, 401(k) savings plan, deferred compensation plan, pension benefit, and incentive programs as adopted by the Company, vacation, life and disability insurance programs, and an automobile.

     The Agreements provide that an Executive will be entitled to a gross-up payment if it is determined that any payment made under the Agreements are a parachute payment as defined under Section 280G(b)(2) of the Internal Revenue Code of 1986 and subject to the excise tax imposed by Section 4999 of the Code. An Executive is not required to mitigate or reduce any payments due under the Agreements because of the Executive’s receipt of compensation from other sources. An Executive is bound by covenant not to compete and not engage in solicitation of Company customers for twelve months following the date of termination.

     The Agreements also provide for the Company to pay an Executive’s legal fees incurred in any contest relating to the Agreements and certain other indemnifications to the extent permitted under applicable New Mexico or federal law and under the Company’s Bylaws and Restated Articles of Incorporation. The Agreements replace the Executive Income Protection that formerly applied to the Executives.

     The employment agreements for the Officers are similar to Messrs. Stanford’s and Dee’s Agreements. Under Messrs. Spencer’s, Bajusz’s, Warden’s, and Ms. Gabel’s agreements, in the event of a termination other than for cause, the severance benefits are in an amount equal to Base Salary and Annual Bonus, and continuation of certain fringe benefits. Payments are made over one year in accordance with the Company’s normal payroll procedure for senior officers. Mr. Martin’s employment agreement omits any severance provision as inconsistent with the attorney-client relationship.

     Under the terms of the agreements, if during the twenty-four month period following a Change in Control, an Officer is terminated, resigns or employment is terminated by death or disability, the Officer is to receive in a lump sum payment the following: earned but unpaid Base Salary and earned and unpaid Annual Bonus for the fiscal year preceding the year of employment termination and cash equivalents of any earned Fringe Benefits, plus severance benefits in an amount equal to three times the Officer’s Base Salary and most recent Annual Bonus, continuation of participation in Company Fringe Benefits and any options to purchase the Company’s stock shall become fully vested and non-forfeitable.

     There is no gross-up payment in the Officer’s agreements if it is determined that any payments made under the agreement are a parachute payment as defined under Section 280G(b)(2) of the Internal Revenue Code of 1986 and subject to the excise tax imposed by Section 4999 of the Code.

     The aggregate cost to the Company of the requirements for payments to the Executives and Officers under the Agreements (including the cost of early vesting under employee plans) would not exceed $5.1 million.

Section 401(k) Plan

     In 1991 the Company adopted a tax-qualified profit sharing 401(k) plan (the “Saving Plan”) covering all employees who have attained 21 years of age and have completed 90 days of service with the Company. Each participant in the Saving Plan may reduce his or her salary by as much as the lesser of 90% of his or her compensation or $12,000, in 2003. The dollar limit is adjusted each year for inflation. First State Bank is required to make matching contributions of up to 50% of the first 6% of a participant’s deferred compensation up to a maximum of 3%. The Company may, but is not required to, contribute additional amounts to the Saving Plan. Any such additional amounts are allocated to the accounts of participants who were active participants on the last day of the Savings Plan year or who retired or died or were disabled during the Savings Plan year. The allocation is in proportion to the eligible participants’ compensation. During 2003, 2002, and 2001, First State Bank made contributions to the Saving Plan of approximately $361,000, $273,000, and $212,000, respectively.

     All contributions by a participant are 100% vested and non-forfeitable at all times. The Company’s contributions become 100% vested after three years of service with the Company. A participant may direct the investment of his or her account pursuant to the investment options offered by the trustee of the Saving Plan. Distribution of a participant’s account under the Saving Plan normally occurs upon the participant’s retirement or the participant’s termination of employment with the Company.

Incentive Plans

     Effective June 6, 2003, the Company adopted the First State Bancorporation 2003 Equity Incentive Plan (the “2003 Plan”), which provides for the granting of stock options, restricted stock, stock appreciation rights, and other awards that are valued by reference to Company Common Stock, including phantom stock, restricted stock units, and performance units. Under the 2003 Plan, 750,000 shares of Company Common Stock may be issued; however, no more than 100,000 shares may be granted as restricted stock. Upon adoption of the 2003 Plan, the First State Bancorporation 1993 Stock Option Plan (the “1993 Plan”) was terminated and shares reserved for grant under the 1993 Plan were included in the total number of shares available for grant under the 2003 Plan.

     The 2003 Plan is administered by the Compensation Committee of the Board of Directors (“Committee”). Subject to the terms of the 2003 Plan, the Committee determines the persons to whom awards are granted, the type of award granted, the number of shares granted, the vesting schedule, the type of consideration to be paid to the Company upon exercise of options, and the term of each option (not to exceed ten years).

     The 2003 Plan authorizes the Committee to grant stock options (which may be ISOs or non-qualified stock options (“NSOs”)), restricted stock, stock appreciation rights (“SARs”) and other awards that are valued by reference to Company stock, including phantom stock, restricted stock units, and performance units. ISOs are options that meet the requirements of Section 422 of the Internal Revenue Code (“the Code”), and NSOs are options that do not meet the requirements of Sections 422.

     Stock Options: The Committee may grant stock options to eligible participants, subject to the terms of the 2003 Plan and the Code. The Committee may not grant ISOs to the extent that the fair market value of the underlying stock exceeds $100,000. To the extent that the grant value exceeds $100,000 the excess grant is deemed to be an NSO. The Committee determines the option price of each share of stock under the option agreement; however, the option price for ISOs cannot be less than 100% of fair market value of the underlying shares on the date of the grant (110% for certain individuals), and the option price for NSOs cannot be less than 85% of the fair market value of the underlying shares on the date of grant. Each option’s duration shall be the shorter of the term set in the option agreement or ten (10) years. Unless otherwise stated in the option agreement, options shall vest at the rate of 20% per year over a five (5) year period from the date of grant. There are additional limitations on the grant of incentive stock options to persons holding more than 10% of the Company’s stock.

     Under the 2003 Plan, participants may not transfer options except to the participant’s immediate family (children, grandchildren, or spouse) or trusts or other entities established for the benefit of the participant’s immediate family; or the trust underlying a nonqualified deferred compensation plan established and maintained by the Company, to the extent specifically permitted in the trust agreement. A transfer of an ISO results in the conversion of the option to a NSO.

     Upon the participant’s termination of employment for cause, all rights to the options cease and upon termination for reasons other than cause, the participant’s right to exercise the options ceases after three (3) months. Upon termination by death or disability, the period for exercise is one (1) year.

     Under the Code, there is no taxable income to an employee participant when an ISO is granted or when it is exercised. The excess, however, of the fair market value of the underlying shares on the date of exercise over the option exercise price will be an item of tax preference and, accordingly, must be taken into account in determining whether an employee participant is subject to the alternative minimum tax for the year of exercise. If the participant does not dispose of the shares within the later of two years from the date of option grant or one year from the date of exercise, any gain realized upon the disposition will be taxable as capital gain. However, if the employee does not satisfy the applicable holding periods, the excess of the fair market value of the shares on the date of exercise over the option exercise price (but not exceeding the amount by which the sale price of the shares exceeds the option exercise price) will be taxable as ordinary income for the year in which the shares are sold. Upon the exercise of an NSO, the excess of the fair market value of the underlying shares on the date of exercise over the option exercise price for the shares will be taxable to the optionee as ordinary income. The Company will be entitled to a corresponding tax deduction for any amounts taxable to an optionee as ordinary income.

     The 2003 Plan prohibits “repricing” of options, i.e. the reduction of the exercise price of previously granted stock options.

     Stock Appreciation Rights: The Committee may grant SARs to eligible persons giving the right to the participant to receive a cash award at some specific time in the future in an amount equal to the appreciation in value of the Company’s shares. In the 2003 Plan the SARs may be granted in connection with related options, whether ISOs or NSOs (e.g., a “tandem SAR”) or as a stand-alone grant. For tandem SARs, each SAR is exercisable to the extent the related option is exercisable (e.g., according to the option’s vesting schedule) and may be subject to additional restrictions (e.g., the SAR is only exercisable in place of the related option in the event of a change in control). Upon exercise of a SAR, the participant will receive in cash an amount equal to the fair market value of the shares on the date of exercise of the SAR over the exercise price of the related option. Under the Code there is no taxable income to the participant until the participant exercises the SAR, at which time the participant recognizes gain as ordinary income and the Company has a corresponding deduction.

     Restricted Stock: The Committee may grant restricted stock to eligible persons, subject to the terms of the 2003 Plan. The right to receive restricted stock shall be set forth in the agreement and shall require the participant to pay the price of the restricted stock set by the Plan Administrator, which may be less than fair market value of the stock, and any liability of the Company for federal, state or local income taxes. Unless otherwise stated in the award agreement, restrictions on the stock shall vest at the rate of 20% per year over a five (5) year period from the date of grant.

     Under the 2003 Plan, restricted stock is not transferable except by will or the laws of descent and distribution. However, participants may transfer restricted stock to the participant’s immediate family (children, grandchildren, or spouse) or trusts or other entities established for the benefit of the participant’s immediate family; or to the trust underlying a nonqualified deferred compensation plan established and maintained by the Company, to the extent permitted in the trust agreement.

     In the event that a participant terminates continuous service with the Company for any reason, including disability, any unvested restricted stock held by the participant as of the date of termination of continuous Service shall be forfeited to the Company.

     Other Awards: The Committee may determine that certain eligible persons should receive a grant of other awards that are valued in whole or in part by reference to, or are otherwise based upon, stock, including without limitation dividend equivalents, standalone stock appreciation rights, phantom stock (including restricted stock units) and performance units. Such awards may be issued alone or in conjunction with other awards under the Plan. The Committee also may permit (consistent with Code Section 451) a participant to convert the form of award currently held by the participant prior to the time such participant would become vested in such award to another form of award (e.g., from a restricted stock award to an award of restricted stock units); however, the conversion of an award is within the Committee’s sole discretion and no participant may demand a conversion.

Other Provisions

     Change in Control: Unless otherwise provided in the award agreement, vesting of awards shall be accelerated upon a change in control.

     Individual Limit: No participant is eligible to be granted awards covering more than 20% of the shares of stock then available under the 2003 Plan during any calendar year.

     Adjustment for Change in Shares: If changes in outstanding shares of stock occur by reason of a stock dividend, subdivision, reclassification, recapitalization, merger, consolidation, stock split or exchange of stock, the Committee will make appropriate adjustment to the shares available under the Plan, shares of stock subject to award and the price of the option, restricted stock or other award so as to prevent dilution or enlargement of a participant’s rights.

     Termination or Suspension of Plan: The board of directors may suspend or terminate the 2003 Plan at any time. The termination will not affect awards made prior to termination.

Deferred Compensation Plan

     In March 2003, the Board of Directors approved and adopted the First State Bancorporation Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). The purpose of the Deferred Compensation Plan is to recognize the valuable services performed by certain of its executive employees and non-employee Directors, and to encourage these employees to continue their employment with the Company and encourage the Directors to continue to serve on the Board of Directors of the Company. The Deferred Compensation Plan allows employees to contribute up to 50% of the employees’ base pay and 100% of the employees’ bonus compensation. Directors of the Company are allowed to contribute up to 100% of their compensation as a Director. In addition, an employee with a vested but unexercised stock award may elect to defer all or any portion of the stock award. The Deferred Compensation Plan also allows for contributions to employee accounts by the Company, which vest ratably over three years. All amounts contributed by employees or directors vest immediately. In the event of a change in control (as defined) or an employee’s death, disability or retirement, all unvested amounts shall become immediately vested. Distributions from a participant’s vested account are made in installment or lump sum form when a participant terminates employment, retires, becomes disabled or dies. A participant may also receive a distribution prior to those events on account of “hardship” beyond the participant’s control, or for any reason if the participant forfeits 10% of his or her vested account. The participant is foreclosed from future participation for a time following an in-service distribution. The Company’s obligation to the participants in the Deferred Compensation Plan is an unfunded, unsecured promise to pay compensation in the future. All amounts contributed are subject to an underlying trust and shall be subject to the claims of the general creditors of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Compensation Philosophy

     In designing executive compensation, the Committee has adopted the policy that the Company’s executives should be paid fairly for the positions they hold in view of the nature and size of the business that the Company operates. The compensation level of the executives of the Company recognizes contributions towards the Company’s performance by the executives and is designed to attract and retain competent executives who share the objectives of the Company and its shareholders. The goal of the Committee is to ensure that the Company employs qualified, experienced executive officers whose financial interest is aligned with that of the shareholders. The Compensation Committee strives to provide a competitive total compensation program, pay fair market wages, and provide incentive and recognition programs to reward employees for the attainment of the annual business objectives. There are three key elements to the Company’s compensation program for executives: base salary, performance-based annual bonus, and equity incentives (stock options, restricted stock, and stock appreciation rights).

     Base salaries for each of the executive officers of the Company are determined by taking into consideration performance, length of tenure with the Company, compensation by industry for comparable positions, and career achievements.

     The Committee evaluates bonus compensation for Michael R. Stanford, President and CEO, and H. Patrick Dee, Executive Vice President, COO, and Treasurer, based on a formula. The bonus formula awards compensation as a percentage of base salary for the Company’s actual performance relative to its earnings growth, asset growth, and enhancing shareholder value.

     The Company believes that its executives should have a vested interest in the performance of the Common Stock and, therefore, equity incentives are used as an integral part of creating incentives for executives. Incentive awards are used in order to align the benefits received by the executive officers with the appreciation realized by shareholders and are dependent upon individual performance, level of responsibility, and other relevant factors.

Chief Executive Officer Compensation

     The Committee believes the Chief Executive Officer’s 2003 compensation was consistent with the overall executive officer compensation structure and reviewed his compensation for fiscal year 2004 in connection with his individual performance for the Company. The following were some of the criteria used in making recommendations for the Chief Executive Officer’s compensation:

•	Continued growth of the Company and the corresponding growth in the Chief Executive Officer’s responsibility for the Company.

•	Compensation of the CEO relative to peer groups based on 3 year stock price performance, asset size, and geographic location.

•	The Company’s capital and profitability in relation to regulatory guidelines.

•	Perceived representation of the banking organization in the communities it services.

     All recommendations of the Committee have been and are subject to review and approval of the Board of Directors.

First State Bancorporation Compensation Committee

Herman N. Wisenteiner, Chairman	Nedra Matteucci

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative shareholder return on the Company’s Common Stock since December 31, 1998, with the cumulative total return on the NASDAQ Total US Index and the SNL $1B-$5B Bank Index. The table below compares the cumulative total return of the Common Stock as of December 31, 1999, 2000, 2001, 2002, and 2003, assuming a $100 investment on December 31, 1998, and assuming reinvestment of all dividends. This data was furnished by SNL Securities LLC.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
First State Bancorporation	100.00	101.01	104.93	162.99	192.94	274.75
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL $1B-$5B Bank Index	100.00	91.91	104.29	126.72	146.28	198.92

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     The Audit Committee of the Board of Directors submits the following report on the performance of certain of its responsibilities for the year 2003. Each member of the Committee meets the independence requirements under the rules of Nasdaq, the listing standards applicable to the Company. The purpose and responsibilities of the Committee are elaborated in a written Committee Charter, which is reviewed annually by the Committee. The current Charter adopted by the Board on April 15, 2003, and amended January 16, 2004, appears on the Company’s website at www.fsbnm.com “Investor Relations.”

     Management of the Company has primary responsibility for the financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. This audit serves as a basis for the auditors’ opinion in the annual report to stockholders addressing whether the consolidated financial statements fairly present the Company’s consolidated financial position, results of operations, and cash flows. The Audit Committee’s responsibility is to monitor and oversee these processes.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2003, with management, and has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61. The audit committee has received the written disclosures and the letter from KPMG LLP regarding KPMG LLP’s independence as required by Independence Standards Board Standard No. 1 and considered the compatibility of the services provided by KPMG LLP with KPMG LLP’s independence.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2003.

First State Bancorporation Audit Committee

A. J. (Jim) Wells, Chairman	Bradford M. Johnson

Lowell A. Hare

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities and certain other affiliated persons to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2003 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, except that one Form 4 report was filed late reporting the expiration of 650 shares of Michael R. Stanford’s employee stock options through a consultant’s oversight and one Form 4 report was filed late covering the sale of 2,300 shares by Mr. James E. Warden.

OTHER BUSINESS

     All items of business to be brought before the meeting are set forth in this proxy statement. Management knows of no other business to be presented. If other matters of business not presently known to management are properly raised at the meeting, the proxies will vote on the matters in accordance with their best judgment.

By order of the Board of Directors
FIRST STATE BANCORPORATION

Michael R. Stanford
President and Chief Executive Officer

     Shareholders are requested to sign, date, and promptly return the enclosed proxy card in the enclosed envelope.

     Shareholders may receive a copy of the 2003 Annual Report on Form 10-K by contacting the Company’s investor relations department at (505) 241-7111.

Appendix A

Nominating Committee Charter

I. General

This Charter sets forth the authority and duties of the Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of First State Bancorporation.

The Committee will identify and consider individuals qualified to become members of the Board, and recommend Director nominees for the next annual meeting of shareholders.

The Committee will report its activities to the Board on a regular basis and make such recommendations as the Committee deems necessary or appropriate.

The Committee will have the resources and authority appropriate to discharge its responsibilities, including authority to retain and terminate search firms used to identify director candidates and to approve such search firms’ fees and other retention terms.

The Committee will have the authority to delegate to a subcommittee consisting of one or more members of the Committee such of its duties and responsibilities as it deems appropriate and advisable.

This charter will be published on the Company’s Website, available in written form upon request and otherwise made publicly available under the rules and regulations of the Securities and Exchange Commission and National Association of Security Dealers, Inc.

The Committee will review the adequacy of this charter annually and recommend changes to the Board of Directors when necessary.

II. Membership

The Committee members will be appointed by the Board of Directors, and the Chairman of the Committee will be designated by the Board.

Committee members will serve at the pleasure of the Board and may be removed by the Board of Directors in its discretion.

The Committee will consist of two or more members, each of whom will satisfy, as determined by the Board of Directors, the regulations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., including those with respect to independence.

The composition of the Committee and its independence will be reviewed annually by the Board of Directors.

III. Meetings

The Committee will meet as often as appropriate to fulfill its duties and responsibilities.

Minutes of meetings will be approved by the Committee and maintained.

The Committee may request any officer or employee of the Company, or the Company’s outside advisors, or any special counsel or advisors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV. Duties and Responsibilities

The Committee will:

•	Lead the search for qualified directors, review qualifications of individuals suggested by shareholders and directors as potential candidates, and identify nominees who are best qualified. The criteria for selecting nominees for election as directors of the Company shall include, but not be limited to, extensive business, accounting or legal experience, civic and business accomplishments, an established reputation in or knowledge of the locations and markets in which the Company operates, educational attainment, demonstrated skills, and the highest personal and professional integrity;

•	Recommend to the Board of Directors the nominees to be proposed by the Company for election as directors of the Company at the annual meeting of shareholders, or to fill vacancies on the Board of Directors;

•	The Committee will review committee composition annually and recommend new committee members, as necessary;

•	The Committee will perform such other duties as may be properly delegated to it by the Board of Directors.

Approved January 16, 2004

White Proxy Card

First State Bancorporation
7900 Jefferson NE
Albuquerque, New Mexico 87109
Revocable Proxy
This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints H. Patrick Dee and Michael R. Stanford as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of First State Bancorporation held of record by the undersigned on April 29, 2004, at the annual meeting of shareholders to be held on June 3, 2004, or any adjournment thereof.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

     The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR all nominees” in Item 1 and “FOR” Item 2.

PLEASE DATE AND SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

The Board of Directors Recommends a vote “FOR all nominees” in Item 1 and “FOR” Item 2.

Item 1 — ELECTION OF DIRECTORS

     Leonard J. DeLayo, Jr.,  Bradford M. Johnson,  H. Patrick Dee

☐ FOR all nominees	☐ FOR all nominees except
To withhold authority to vote for any individual nominee, write the nominee’s name on the line below.
☐ WITHHOLD AUTHORITY for all nominees

Item 2 — PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP as the independent auditors of the Company.

☐ For	☐ Against	☐ Abstain

Please mark, sign, date, and return the proxy card promptly, in the enclosed envelope.

Date

Signature

Signature if held jointly

Title

     Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.